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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 29, 2002



                             PENNICHUCK CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)



       NEW HAMPSHIRE                      0-18552                 02-0177370
       --------------                     --------                ----------
State or other jurisdiction of      Commission File Number       IRS Employer
       incorporation                                          Identification No.

                                FOUR WATER STREET
                                NASHUA, NH 03060
                                ----------------
                    (Address of principal executive offices)



                                 (603) 882-5191
                                 --------------
                         (Registrant's telephone number,
                              including area code)




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ITEM 5.  OTHER EVENTS

         Pennichuck Corporation and Philadelphia Suburban Corporation ("PSC") have entered into an Agreement and Plan of Merger dated as of April 29, 2002, a copy of which is included with this Report as Exhibit 99.1.

         Under the terms of the agreement, Pennichuck stockholders will receive a number of shares of PSC common stock based in part upon the average closing price of PSC common stock for a 20-trading day period ending shortly before the closing of the merger. If the average PSC closing price is greater than $25.00, Pennichuck stockholders will receive 1.320 shares of PSC common stock for each share of Pennichuck common stock. If the average closing price is less than $23.00, Pennichuck stockholders will receive 1.435 shares of PSC common stock for each share of Pennichuck common stock. If the average closing price is not greater than $25.00 and not less than $23.00, the exchange ratio will be equal to $33.00 divided by the average closing price of PSC stock. For example, if the average closing price is equal to the closing price of PSC common stock on Friday, April 26, 2002 of $23.80, Pennichuck stockholders would receive 1.387 shares of PSC common stock for each share of Pennichuck common stock.

         The merger, which is expected to be tax-free to the stockholders of both companies, is subject to shareholder and regulatory approvals and the satisfaction of certain other closing conditions.

         PSC has agreed that Maurice L. Arel, Pennichuck's current Chief Executive Officer, will become a director of PSC upon the closing of the merger.

         In addition, effective immediately prior to the execution of the Agreement and Plan of Merger, Pennichuck and American Stock Transfer & Trust Company amended the terms of the Rights Agreement dated as of April 20, 2000, as amended, to provide that neither the Agreement and Plan of Merger nor the transactions contemplated thereby will constitute an event that would trigger either the issuance of rights certificates or the exercisability of the rights themselves. The amendment to the Rights Agreement is included with this Report as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits.

         Exhibit 99.1 Agreement and Plan of Merger dated as of April 29, 2002 by and between Pennichuck and PSC

         Exhibit 99.2 Amendment to Rights Agreement dated as of April 29, 2002 by and between Pennichuck Corporation and American Stock Transfer & Trust Company

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PENNICHUCK CORPORATION


                                             By: /s/ Charles J. Staab
                                                 ------------------------------
                                             Its: Vice President, Treasurer and
                                                  Chief Financial Officer



Dated:  April 29, 2002